                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               MPSI Systems Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

MPSI SYSTEMS INC.                                  4343 SOUTH 118TH EAST AVENUE
                                                           TULSA, OKLAHOMA 74146
                                                                    918 877-6774
                                                          FACSIMILE 918 877-6960


INTERNATIONAL COMPUTER SOFTWARE AND INFORMATION SERVICES
--------------------------------------------------------------------------------

[MPSI LOGO]



                                                                    May 13, 2002
               Dear Stockholder:

                      You are cordially invited to attend the Annual Meeting of
               Stockholders of MPSI Systems Inc. (the "Company") which will be held on Thursday, June 20, 2002 at 2:00 p.m. CST at Tulsa Employees Federal Credit Union, First Floor, 9323 East 21st Street, Tulsa, Oklahoma 74129.

                      The formal notices of the Annual Meeting and the Proxy
               Statement have been made a part of this invitation.

                      After reading the Proxy Statement, please mark, date, sign and return the enclosed Proxy as soon as possible in the envelope provided. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

                      In lieu of providing a Company Annual Report to
               Stockholders, a copy of the Company's Form 10-K is also enclosed.

                      The Board of Directors and Management look forward to
               seeing you at the meeting.


                                                            Sincerely yours,

                                                            /s/ RONALD G. HARPER

                                                            RONALD G. HARPER
                                                            Chairman and Chief
                                                            Executive Officer

               Encls.

                                MPSI SYSTEMS INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 20, 2002


     The Annual Meeting of Stockholders of MPSI Systems Inc. (the "Company") will be held at Tulsa Federal Employees Credit Union, First Floor, 9323 East 21st Street, Tulsa, Oklahoma 74129, on June 20, 2002 at 2:00 p.m. CST for the following purposes:

         1.  To elect six (6) directors to hold office during the ensuing year.

         2. To ratify the appointment of Tullius Taylor Sartain & Sartain LLP as the Company's independent auditors.

         3. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on April 26, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's headquarters, 4343 South 118th East Avenue, Tulsa, Oklahoma, for ten days prior to the meeting.

     We hope that you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the meeting either by executing and returning the enclosed Proxy or by casting your vote in person at the meeting. The granting of such proxy will not affect your right to vote in person should you decide to attend the meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.



                                              By Order of the Board of Directors

                                              /s/ LINDA K. WELLS

                                              LINDA K. WELLS
                                              Secretary

Tulsa, Oklahoma
May 13, 2002

                                                                    May 13, 2002


                                MPSI SYSTEMS INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 2002


                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING


     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation by the Board of Directors of MPSI Systems Inc., a Delaware corporation (the "Company"), with principal executive offices at 4343 South 118th East Avenue, Tulsa, Oklahoma 74146, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders to be held on June 20, 2002, and any postponement or adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. This Proxy Statement and the enclosed proxy are being first sent to security holders on May 13, 2002.

     A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked by any stockholder present at the meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specification on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the six (6) nominees for director listed in this Proxy Statement, and FOR ratification of the appointment of Tullius Taylor Sartain & Sartain LLP as independent auditors, all as described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The close of business on April 26, 2002 has been fixed as the record date for determining the holders of shares entitled to receive notice of and to vote at the meeting. On such date, the Company had 2,911,781 shares of Common Stock outstanding and entitled to vote. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy shall constitute a quorum for the transaction of business at the meeting. Each such share is entitled to one vote on all matters. An abstained vote will count in achieving a quorum for transaction of business, but not towards approval or rejection of the matter under consideration.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, certain directors, officers and other employees of the Company, may make solicitation by personal interview, telephone, facsimile or telegraph, and no additional compensation will be paid for such solicitation. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

     Six directors are to be elected to serve until the next annual Meeting of Stockholders and until their respective successors are fully elected or appointed and qualified. All six of the nominees named below are presently directors of the Company. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed Proxy will be voted FOR the election of all six nominees. In the event that any such nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as shall be designated by the present Board of Directors, or the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for election of the six nominees to the Board of Directors.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
           THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth the nominees, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company. All were elected at the Company's Annual Meeting of Stockholders held on September 28, 2000 and have continued to serve since that time.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                                                      DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                                      SINCE        AGE
------------------------------------------                                                    --------       ---

Ronald G. Harper(1)...................................................................           1970        63
  Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive Officer since inception.

John C. Bumgarner, Jr.(1)(2)..........................................................           1982        59
  In 1999, Mr. Bumgarner was appointed to his present position as Chief Operating
  Officer and president, Strategic Investment of Williams Communications Group, Inc.,
  a Tulsa-based telecom.  Prior to that, he served as Senior Vice President - Corporate
  Development and Planning of The Williams Companies, Inc., a Tulsa-based conglomerate.
  In April 2002, Williams Communications Group, Inc. filed for reorganization under
  Chapter 11.

Dr. David L. Huff(1)..................................................................           1982        71
  Since 1968, Dr. Huff has been a member of the faculty at the University of Texas. He has been a Fulbright Lecturer and has published numerous books and articles, including Market Area Analysis, "A Graphical Index of Consumer Expectation,"
  "Measures of Market Area Overlap," and "Retail Location  Theory." He is an
  expert in computer modeling techniques.

Joseph C. McNay(1)(2).................................................................           1982        67
  Since November 1976, Mr. McNay has been the President, a Director and the Chairman of the Board of Essex Investment Management Company, Inc., a company engaged in investment and advisory services.  Mr. McNay is also a director of Regenerex, which is a publicly held company.

John J. McQueen(2)....................................................................           1982        80
  Mr. McQueen has been in the private practice of law in the Tulsa area since 1959. He has also served as a certified public accountant with KPMG Peat Marwick, as a tax specialist with Warren Petroleum Corp., and as controller of Davis Investments, a company engaged in oil and real estate activities.

NAME AND PRINCIPAL OCCUPATION AT PRESENT                                                       DIRECTOR
AND FOR THE PAST FIVE YEARS; DIRECTORSHIPS                                                       SINCE        AGE
------------------------------------------                                                     --------       ---
Bryan D. Porto........................................................................           1998          52
  Mr. Porto was appointed Group Vice President of Operations and Leveraged Diversi-
  fication in 2001.  He previously served as Executive Vice President of MPSI's
  Petroleum Services,  Sr. Vice President - Retail Petroleum and has served in marketing and Network planning positions since joining MPSI in the Rio de Janeiro office in 1985.

--------------
(1)  The individual identified is a member of the Compensation Committee.

(2)  The individual identified is a member of the Audit Committee.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

     During the fiscal year ended September 30, 2001, the Board of Directors held two regular meetings and had one Action by Consent. All of the directors attended at least 75% of the meetings of the Board, including meetings of Committees of the Board on which they served. To assist it in carrying out its duties, the Board of Directors has standing Compensation and Audit Committees.

     On May 18, 2000, the Board of Directors unanimously approved a written charter for the Audit Committee, a copy of which is attached hereto as Exhibit
A. The Audit Committee is comprised of three Board members considered to be independent of management and the Company as they have no relationship that may interfere with exercise of their independence. Information regarding the functions performed by the Committee, its memberships, and the number of meetings held during the fiscal year is set forth in the "Board Audit Committee Report" included in this annual proxy statement.

     The Committee annually reviews service fees from the Company's independent auditors and identifies those related to Audit Services, Financial Information Systems Design and Implementation Services and All Other Services. Fees for the 2001 Audit Services were $241,000, and All Other Fees were $43,000 (related to taxation). The Audit Committee has reviewed the fees and they do not believe that the provision of All Other Fees impaired the independence of Ernst & Young LLP.

     The Compensation Committee's functions are to develop and monitor compensation arrangements. In performing these functions, the Compensation Committee approves salary ranges and actual salaries for all executive officers, monitors the effectiveness of and adopts changes as appropriate for all executive compensation programs, sets requirements for and evaluates performance under the executive compensation plans and approves all awards under such plans, and administers and makes awards, interpretations and other decisions under certain other employee benefit and compensation plans. The Compensation Committee held no meetings during the fiscal year ended September 30, 2001. All matters were covered during the regular Board meetings. See also "Board Compensation Committee Report on Executive Compensation" below.

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatability of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's independence auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during fiscal year 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                              THE AUDIT COMMITTEE        John C. Bumgarner, Jr.
                                                         Joseph C. McNay
                                                         John J. McQueen

INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     The following table sets forth the executive officers currently serving the Company, their ages, all positions and offices held with the Company and their tenure in such office. If such officer has been employed by the Company for less than five years, other background information and experience is listed. All officers of the Company serve at the pleasure of its Board of Directors, and there exists no arrangement or understanding among any of the Company's executive officers with any other person pertaining to their selection to serve in such position.

                                                                                                 SERVING IN
                                                                                                  CURRENT
NAME AND ALL POSITIONS                                                                            POSITION
AND OFFICES HELD WITH THE COMPANY                                                                   SINCE        AGE
---------------------------------                                                                ----------      ---
Ronald G. Harper..........................................................................           1970        63
   Mr. Harper, who founded the Company in 1970, has served as its President, Chairman of the Board and Chief Executive Officer since inception.

Bryan D. Porto............................................................................           2001        52
   Mr. Porto was appointed Group Vice President of Operations and Leveraged
   Diversification in 2001.  He previously served as Executive Vice President of MPSI's
   Petroleum Services Division and as Sr. Vice President, Retail Petroleum.  He has
   served in marketing and network planning positions since joining MPSI in the Rio de Janeiro office in 1985.

James C. Auten............................................................................           1996        53
   Mr. Auten was appointed Vice President and Chief Financial Officer on January 1, 1996.
   Mr. Auten joined MPSI in 1984 as Corporate Controller and held such position until
   December 1992 when he was appointed Principal Accounting Officer.

William H. Webb...........................................................................           1996        62
   Mr. Webb joined MPSI as General Manager, Corporate Human Resources on April 8,
   1996. Previously, Mr. Webb spent 14 years with Amerada Hess Corporation as
   Manager of Personnel Administration.

Bryan D. Gross............................................................................           2000        45
     Dr. Gross was appointed Group Vice President of Technology in November 1999.
     Prior to this position, he led the Core Product Re-engineering effort and Corporate
     Research activities.  Dr. Gross joined MPSI in 1984 as Project Supervisor in Network
     Planning.  He joined QuikTrip Corporation in 1991 as Manager of Statistical Research
     and Site Selection, returning to MPSI in 1997 as General Manager of Corporate
     Technology.

                                                                                              SERVING IN
                                                                                               CURRENT
NAME AND ALL POSITIONS                                                                         POSITION
AND OFFICES HELD WITH THE COMPANY                                                                SINCE        AGE
---------------------------------                                                             ----------      ---
Richard K. Abrams....................................................................             2001        54
    Mr. Abrams was appointed Group Vice President, Convenience Retailing in 2001.
    Prior to joining MPSI in 2000 as Managing Director of Europe and Africa, he served in various executive positions with Caltex Corporation around the world.  Mr. Abrams currently resides in Bristol, England.


                                 STOCK OWNERSHIP

     The following table sets forth information as of April 26, 2002 as to shares of Common Stock beneficially owned by the directors (all of whom are nominees for another term), certain executive officers, the directors and officers of the Company as a group, and certain persons known to the Company to own beneficially more than five percent of the Common Stock. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective owners.

                                                                                       BENEFICIAL OWNERSHIP
                                                                                          OF COMMON STOCK
                                                                                     ------------------------
                                                                                      NUMBER          PERCENT
NAME OF COMMON STOCKHOLDER                                                           OF SHARES       OF CLASS
--------------------------                                                           ---------       --------
Ronald G. Harper (2)............................................................    1,262,122(1)         43%
  4343 South 118th East Avenue
  Tulsa, Oklahoma 74146

John C. Bumgarner, Jr...........................................................      205,322             7%
  One Tech Center, No. 15-A
  100 South Cincinnati
  Tulsa, Oklahoma 74172

Joseph C. McNay.................................................................      242,722             8%
  125 High Street, 29th Floor
  Boston, Massachusetts 02110

Bank of Oklahoma, N.A...........................................................      284,714            10%
  P.  O. Box 2300
  Tulsa, Oklahoma 74192

RS Investment Management Co., LLC (3)...........................................      225,838             8%
  388 Market Street, Suite 200
  San Francisco, California 94111

Sanford Orkin...................................................................      222,222             8%
  3414 Peachtree Road, N.E., Suite 236
  Atlanta, Georgia 30326

James C. Auten (2)..............................................................        1,854              *
Bryan D. Porto (2)..............................................................       13,902              *
Bryan D. Gross (2)..............................................................       12,559(4)           *
Richard K. Abrams (2)...........................................................        3,333              *
William H. Webb (2).............................................................           39              *
All officers and directors as a group (8persons)................................    1,741,853             9%

 *       Less than 1%.

(1) Includes 138,137 shares of Common Stock held in trust for the benefit of Mr. Harper's family, 479,209 shares held in trust for the benefit of certain charities, and 257,140 shares owned individually by children. Mr. Harper has sole voting and investment power over all of the trust shares except for 135,637 shares over which he shares investment or voting power. Mr. Harper disclaims beneficial ownership of all trust shares.

(2)      The indicated individuals are executive officers of the Company.

(3) As reported in the Schedule 13G filed by the named person (among others), voting and dispositive power over the listed shares may be deemed shared among the RS Value Group, RSIM, LP, the RS Orphan Fund, LP and the RS Orphan Offshore Fund and the named person by reason of corporate relationships. Each such beneficial owner has the same address as that set forth above for the named person.

(4)      Includes 843 shares owned by spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 furnished to the Company with respect to its most recent fiscal year, the Company has determined that reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis.


                     COMPENSATION OF DIRECTORS AND OFFICERS

     Summary Compensation Table. The following table summarizes the compensation paid over the last three completed fiscal years to the Company's CEO and the other executive officers of the Company who received compensation of $100,000 or more during the fiscal year ended September 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                       ------------------------------
                                              ANNUAL COMPENSATION               AWARDS        PAYOUTS
                                        -----------------------------  --------------------   -------
                                                              OTHER                                      ALL
                                                             ANNUAL                                     OTHER
                                                             COMPEN-   RESTRICTED              LTIP    COMPEN-
          NAME AND                      SALARY      BONUS    SATION      STOCK     OPTIONS/   PAYOUTS   SATION
     PRINCIPAL POSITION         YEAR      ($)        ($)     ($) (1)     AWARDS    SARS (#)      ($)    ($) (2)
     ------------------         ----    -------    ------     -------  ----------  --------   -------  --------
Ronald G. Harper..........      2001    $220,298        --    $9,000       --            --      --    $  6,218
Chairman of the Board,          2000     246,195        --     8,716       --            --      --       6,218
President & CEO                 1999     252,531        --     7,885       --            --      --      10,682

Bryan D. Porto............      2001    $145,002        --        --       --            --      --    $  5,719
Group Vice President,           2000     172,329        --        --       --            --      --       1,021
Operations & Diversification    1999     159,390        --        --       --        10,000      --       5,821

James C. Auten............      2001    $105,482        --        --       --            --      --    $  2,774
Group Vice President and        2000     114,851        --        --       --            --      --       1,021
Chief Financial Officer         1999     117,185        --        --       --            --      --       2,720

Bryan D. Gross............      2001    $145,340    10,000        --       --            --      --    $  4,240
Group Vice President,           2000     147,275        --        --       --         3,000      --         898
Technology                      1999      90,848    10,000        --       --         8,000      --       3,403

Richard K. Abrams.........      2001    $144,996    $4,929    $6,888       --            --      --      $2,839
Group Vice President,           2000     144,996        --     6,888       --        10,000      --          --
Convenience Retailing

(1) Represents automobile lease paid to or on behalf of Mr. Harper and Mr. Abrams.

(2) The components of "All Other Compensation" for the fiscal years ended September 30, 2001, 2000, and 1999 include (a) Company matching contributions to the Company's 401(k) defined contribution plan (Mr. Harper--$5,000, $0, and $4,800; Mr. Porto -- $4,698, $0, and $4,800; Mr.
      Auten--$1,753, $0, and $1,699; Dr. Gross--$3,219, $0 and $2,544, and Mr.
      Abrams--$2,839, $0 and $0 in 2001, 2000 and 1999, respectively); and (b)
      supplemental life insurance premiums paid by the Company (Mr. Harper--$6,218, $6,218, and $5,882, Mr. Porto--$1,021, $1,021, and $1,021;
      Mr. Auten--$1,021, $1,021, and $1,021, and Dr. Gross--$1,021, $898 and
      $859 in 2001, 2000 and 1999, respectively).

Options Exercised Table. The following table sets forth information concerning each exercise of stock options by the named executive officers during the fiscal year ended September 30, 2001, together with information concerning unexercised options held by the named executive officers:


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FY-END OPTIONS/SAR VALUES

            (a)                   (b)          (c)                  (d)                           (e)

                                Shares                      Number of Securities          Value of Unexercised
                               Acquired       Value        Underlying Unexercised      In-the-Money Options/SARs
                              on Exercise    Realized    Options/SARs at FY-End (#)          at FY-End ($)
 Name                             (#)          ($)        Exercisable/Unexercisable    Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------------------
James C. Auten                     *            *                 -- / --                       -- / --
Bryan D. Porto                     *            *              6,666/3,334 **                   -- / --
William D. Webb                    *            *                 -- / --                       -- / --
Bryan D. Gross                     *            *               12,666/6,334                    -- / --
Richard K. Abrams                  *            *               3,333/6,667                     -- / --
-------------------------------------------------------------------------------------------------------------------

    *  None exercised during the period.

    ** The unexercisable portion became exercisable December 2001.

EMPLOYMENT CONTRACTS AND SEVERANCE ARRANGEMENTS

    The Company maintains a severance policy applicable to all full-time regular employees with at least one year of full-time service. Eligible employees are those who are terminated as the result of (1) a reduction of the Company's work force, (2) elimination of a job or position, (3) inability to satisfactorily perform required responsibilities, or (4) relocation of applicable Company facilities. The amount of severance paid is based upon the employee's base salary and length of service, and includes payment for vested but unused vacations and pro rated automobile allowances, if applicable. The only named executive officer who would receive aggregate severance in excess of $100,000 under the current policy is Mr. Ronald G. Harper. Mr. Harper's aggregate severance would be approximately $115,000 at September 30, 2001.

    Dr. David L. Huff, a director of the Company, is the owner of the "Huff 2000" software which Dr. Huff has licensed to the Company under an Exclusive License Agreement. Under the terms of the agreement, the Company must pay Dr. Huff a royalty equal to 50% of amounts received by the Company for the software marketed under the name Huff Market Area Planner(TM). During fiscal year 2001, the Company paid Dr. Huff $5,950 in royalties.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") was composed of Ronald G. Harper, President and Chief Executive Officer of the Company, and independent outside directors, John C. Bumgarner, Jr., Joseph C. McNay and Dr. David L. Huff. This Committee is responsible for overseeing and administering the Company's executive compensation program described below.

     The executive compensation program of the Company is reviewed and approved annually by the Committee and is designed to serve the interests of the Company and its stockholders by aligning executive compensation with stockholder objectives and to encourage and reward management initiatives and good performance. Specifically, the executive compensation program seeks to:

   (i) implement compensation practices which allow the Company to attract and retain highly qualified executives and maintain a competitive position in the executive marketplace with employers of comparable size and in similar lines of business;

   (ii) enhance the compensation potential of executives who are in the best position to contribute to the develop-ment and success of the Company by providing the flexibility to compensate individual performance; and

   (iii) directly align the interest of executives with the long-term interest of stockholders through compensation opportunities in the form of Common Stock ownership.

     These objectives are met through a program comprised of base salary and annual cash or stock incentive awards, which are tied to operating performance, and long-term incentive opportunities primarily in the form of incentive stock options.

     Salary. The Committee considers annual salary adjustments for the Company's executive officers, including those named in the Summary Compensation Table. Salary adjustments are designed to reflect internal comparability, organizational considerations and competitive data provided by outside surveys. As a general rule, salary ranges are targeted toward the median of survey results.

     Incentive Awards. Executives are eligible for cash awards annually based upon financial and nonfinancial results relative to pre-established performance targets and objectives.

     Stock Options. The Company's 1998 Stock Option Plan, approved by the stockholders in 1998, permits the Committee to grant incentive or nonstatutory stock options to executive officers. The plan provides for stock option awards giving executives the right to purchase Common Stock over a five-year period at the fair market value per share as of the date the option is granted. Options generally become exercisable in three equal annual installments beginning one year after grant. Neither Mr. Harper nor any other members of the Compensation Committee are eligible to participate in the stock option plan. At April 26, 2002 there are options representing 36,000 shares outstanding under The 1998 Stock Plan applicable to the named executive officers.

     Chief Executive Officer Compensation. Mr. Harper's overall compensation package has decreased by approximately 15% during the three years ended September 30, 2001 reflecting the overall reduction in corporate headcount with cost containment initiatives.

                                                    THE COMPENSATION COMMITTEE
                                                        John C. Bumgarner, Jr.
                                                        Ronald G. Harper
                                                        Dr. David L. Huff
                                                        Joseph C. McNay

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ronald G. Harper, Chief Executive Officer of the Company, is the only member of the Compensation Committee who is also an employee or officer of the Company.

DIRECTORS' COMPENSATION

     Members of the Board of Directors who are employees of the Company receive no additional compensation as a result of their service as directors. Directors who are not employees of the Company are compensated at the rate of $1,500 for each board meeting attended and are reimbursed for any out-of-pocket expenses incurred in attending meetings.

PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the preceding five fiscal years ended September 30, 2001 compared with the cumulative total returns of the NASDAQ Stock Market--U.S. index and an industry peer group. The comparison assumes $100 was invested on September 30, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                                                             CUMULATIVE TOTAL RETURN
                                      ---------------------------------------------------------------------
                                        9/96        9/97        9/98        9/99         9/00         9/01

MPSI SYSTEMS INC.                      100.00      167.00      116.14      270.98       187.16        43.87
NASDAQ STOCK MARKET (U.S.)             100.00      137.27      139.44      227.82       302.47       123.64
PEER GROUP                             100.00      116.49      138.55      133.04       174.56       138.12

     For comparative purposes, the Company has identified a peer group including companies who are competitors or who are known to provide services similar to those provided by the Company. The peer group companies are CACI International Incorporated, Information Resources Incorporated, Equifax Incorporated, Dun & Bradstreet, Acxiom Corporation, SEI Investments Company, and Fair Issac & Company, Inc.


                       APPOINTMENT OF INDEPENDENT AUDITORS


     Effective April 17, 2002, Ernst & Young LLP declined to stand for reelection as auditors of the Company. The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended September 30, 2001 and 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. Representatives of Ernst & Young LLP do not plan to attend the Annual Meeting.

     The Company's Board of Directors has approved the appointment of Tullius Taylor Sartain & Sartain LLP to act as the Company's independent auditors for the current fiscal year, subject to ratification by the stockholders. Tullius Taylor Sartain & Sartain LLP will be replacing Ernst & Young LLP, who have served as the Company's independent auditors for several years. The decision of the Board of Directors to appoint

Tullius Taylor Sartain & Sartain LLP is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviewed the auditor's independence, the audit scope and audit fees.

     An affirmative vote of a majority of the outstanding shares of Common Stock present and voting at the meeting is required for ratification of the appointment of the independent auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS
                        SELECTION OF INDEPENDENT AUDITORS

                              STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 2003, a stockholder proposal must be received by the Secretary at the offices of the Company at the address set forth in the first page of this Proxy Statement, not later than January 31, 2003.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly. If you are present at this meeting and wish to vote your shares in person, your proxy may be revoked upon request.

                                              By Order of the Board of Directors

                                              /s/ LINDA K. WELLS

                                              LINDA K. WELLS
                                              Secretary

Tulsa, Oklahoma
May 13, 2002


       YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID ENVELOPE.

                                                                       EXHIBIT A

                                MPSI SYSTEMS INC.
                             AUDIT COMMITTEE CHARTER


                                  ORGANIZATION


This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee, and at least one member shall have accounting or related financial management expertise.

                               STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out is responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

                                                                       EXHIBIT A


MPSI Audit Committee Charter                                                  2
--------------------------------------------------------------------------------


The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

[X] PLEASE MARK VOTES                                     REVOCABLE PROXY
    AS IN THIS EXAMPLE                                   MPSI SYSTEMS INC.
                                                                                                         WITH-     FOR ALL
                                                                                                 FOR     HOLD      EXCEPT
      ANNUAL MEETING OF STOCKHOLDERS                     1. ELECTION OF DIRECTORS (except        [ ]     [ ]       [ ]
          THURSDAY, JUNE 20, 2002                           as marked to the contrary below):

     The undersigned hereby appoints Ronald G.              NOMINEES:
Harper and Linda K. Wells proxies, with power to            RONALD G. HARPER, JOHN C. BUMGARNER, JR., DR. DAVID L. HUFF,
act without the other and with power of                     JOSEPH C. MCNAY, JOHN J. MCQUEEN AND BRYAN D. PORTO
substitution, and hereby authorizes them to
represent and vote, as designated hereon, all the           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
shares of stock of MPSI Systems Inc. standing in            NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE
the name of the undersigned with all powers which           SPACE PROVIDED BELOW:
the undersigned would possess if present at the
Annual Meeting of Stockholders of the Company to            --------------------------------------------------------------------
be held at Tulsa Federal Employees Credit Union,
First Floor, 9323 East 21st Street, Tulsa,                                                       FOR     AGAINST   ABSTAIN
Oklahoma 74129 on June 20, 2002, at 2:00 p.m.            2. Ratification of Tullius Taylor       [ ]       [ ]       [ ]
Central Standard Time or any adjournment thereof:           Sartain & Sartain LLP as the
                                                            independent certified public
                                                            accountants of the corporation.

                                                         In their discretion, the Proxies are authorized to vote on such other business that may properly come before the Meeting.

                                                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                            THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                                                         DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
                                                         THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please be sure to sign and date      Date                    Please sign exactly as name appears hereon. When shares are held by
this Proxy in the box below.        ______________       joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or
Stockholder sign above - Co-holder (if any) sign above   other authorized officer. If a partnership, please sign in partnership name by authorized person.


                             DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.

                                                         MPSI SYSTEMS INC.
                                                    4343 SOUTH 118TH EAST AVENUE
                                                       TULSA, OKLAHOMA 74146

                                                               AGENDA

                           o  ELECTION OF DIRECTORS
                           o  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                           o  REPORT ON THE PROGRESS OF THE CORPORATION
                           o  DISCUSSION ON MATTERS OF CURRENT INTEREST

                                                        PLEASE ACT PROMPTLY
                                              SIGN, DATE & MAIL YOUR PROXY CARD TODAY